EXHIBIT 10.4

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Advance Date: [_______], 2010	US$1,000,000.00

SECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Gulfstream International Group, Inc., a Delaware corporation (the “Issuer”) having a principal place of business at 3201 Griffin Road, 4th Floor, Fort Lauderdale, Florida 33312, promises to pay to SAH-VUL Strategic Partners I, LLC, a Florida limited liability company, or its assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of up to ONE MILLION DOLLARS (US$1,000,000.00), together with all accrued and unpaid interest thereon, on [_____], 2011, or such earlier date as this Secured Convertible Promissory Note (the “Note”) is required or permitted to be repaid as provided hereunder (the “Maturity Date”).

Subject to the terms and conditions set forth in this Note, and so long as there exists no Event of Default (as defined below) or circumstance which with the giving of notice or passage of time would become an Event of Default, cash advances pursuant to this Note will be made by Holder to Issuer in accordance with the following schedule:  (a) US$[_____] shall be advanced on [___], 2010, (b) US$[________] shall be advanced on [_______], 2010, and (c) US$[________] shall be advanced on [______], 2010.  No advance shall be made which, when aggregated with principal amounts then outstanding hereunder, would exceed US$1,000,000.00 in the aggregate

This Note is subject to the following additional provisions:

Section 1. Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Business Day” means any day except Saturday, Sunday and any day that shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Commission” shall have the meaning set forth in Section 11(a).

“Common Stock” means the common stock, par value US$0.01 per share, of the Issuer and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Issuer or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Consistent Basis" means, in reference to the application of Generally Accepted Accounting Principles, that the accounting principles observed in the current period are comparable in all material respects to those applied in the preceding period.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Note.

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Event of Default” shall have the meaning set forth in Section 8.

“Florida Courts” shall have the meaning set forth in Section 14(d).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

"Generally Accepted Accounting Principles" means those principles of accounting set forth in Opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein.

“Guarantor” means each of Gulfstream International Airlines, Inc., a Florida corporation, Gulfstream Training Academy, Inc., a Florida corporation, Gulfstream Connection, Inc., a Florida corporation and GIA Holdings Corp., Inc., a Delaware corporation.

“Initial Note” means that certain Secured Convertible Promissory Note evidencing a loan from the Holder to the Issuer in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000).

“Intercreditor Agreement” means that Waiver, Consent and Intercreditor Agreement dated August 31, 2010, among the Holder, the Issuer, Shelter Island Opportunity Fund, LLC, and Taglich Brothers, Inc., as collateral agent on its own behalf and for the purchasers listed on Exhibit A of the Taglich Debt Documents (as defined in the Intercreditor Agreement).

“Late Fees” shall have the meaning set forth in Section 2(c).

“Lien” means any lien, security interest, or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way, or other encumbrance on title to real property.

“Loan Documents” means this Note, the Guaranties, the Security Agreement, the Warrant, the Security Agreement and Collateral Assignment of Contract, the Intercreditor Agreement and any other documents executed in connection herewith or therewith.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets, condition (financial or otherwise), or prospects of the Issuer and its Subsidiaries when taken as a consolidated whole, or the ability of any of such Persons to perform its obligations under this Note or other Loan Documents, (b) the validity or enforceability of this Note or any of the other Loan Documents or the rights or remedies of the Holder hereunder or thereunder, (c) any liens or security interest created hereunder or the collateral encumbered by such liens or security interest.

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Advance Date” means the date of the first cash advance under this Note regardless of the number of transfers of the Note and regardless of the number of instruments that may be issued to evidence the Note.

“Permitted Indebtedness” means the collective reference to:

(a) indebtedness to the Holder;

(b) indebtedness existing on the date of this Note and listed on the attached Schedule 1(b)(i);

(c) lease obligations described on the attached Schedule 1(b)(ii);

(d) indebtedness to be incurred in connection with the purchase by Gulfstream International Airlines, Inc. or other Subsidiary of the Issuer of the B1900D turbo-prop aircraft currently leased from Raytheon Aircraft Credit Corporation; and

(e) other indebtedness, not to exceed $1,000,000; provided, that (i) interest on such other indebtedness shall not be payable in cash until after the maturity date of this Note, (ii) no principal payments shall be payable on any note or other evidence of such additional indebtedness until after the Maturity Date of this Note, and (iii) such additional indebtedness shall be unsecured or, if secured, shall be fully subject and subordinated to the liens and security interests of the Holder set forth in the Loan Documents, and in a manner acceptable to the Holder in the exercise of its sole discretion.

“Permitted Liens” means: (a) liens in favor of Holder; (b)  liens that may be incurred in connection with the financing of the purchase of the B-1900 aircraft currently leased from Raytheon Aviation Credit Corporation, (c) mechanics', workmen's, materialmen's, or other like liens arising in the ordinary course of business in respect of obligations which are not due or which are being contested in good faith; (d) liens for taxes not yet due or being contested in good faith by appropriate proceedings, and, in the case of those being contested, as to which the Issuer shall have set aside on its books adequate reserves, in amounts satisfactory to Holder in its sole discretion; (e) liens existing on the date of this Note identified on the attached Schedule 1(b)(i) and Schedule 1(b)(ii); and (f) additional liens in connection with the other Permitted Indebtedness referred to in paragraph (d) of the definition of Permitted Indebtedness; provided, that such liens shall be fully subject and subordinated to the liens and security interests of the Holder set forth in the Loan Documents, and in a manner acceptable to the Holder in the exercise of its sole discretion.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated August 27, 2010, between the Issuer and Holder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SEC Reports” means all of the annual periodic and interim reports on Form 10-K, Form 10-Q, Form 8-K and proxy statements on Form 14A that have been filed by the Issuer with the Commission since January 1, 2008.

"Solvent" means, with respect to any Person, that as of the date of determination, both (a)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent obligations) of such Person and (z) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due and (b) such Person is solvent within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers.

“Subsidiaries” means Gulfstream International Airlines, Inc., a Florida corporation, Gulfstream Training Academy, Inc., a Florida corporation, Gulfstream Connection, Inc., a Florida corporation and GIA Holdings Corp., Inc., a Delaware corporation, and any other now existing or hereafter arising subsidiary of the Issuer.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market, or if the Common Stock is not traded on a Trading Market, it means a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the NYSE Amex Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. EST to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by Holders holding a majority of the principal amount of the Note then outstanding.

Section 2. Interest.

(a) Payment of Interest.  The Note shall accrue interest at a rate equal to eight percent (8%) per annum compounded monthly; which interest shall be payable together with the entire principal amount of this Note on the Maturity Date, or on any other date on which this Note or any principal amount hereof shall be prepaid.

(b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the date of each of the advances of principal made hereunder until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.  Principal and interest hereunder will be paid to the Holder.

(c) Late Fee.  All overdue principal and accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (“Late Fees”) that will accrue daily from the date such interest is due hereunder through and including the date of payment.

Section 3. Securities Purchase Agreement; Prepayment; Transfers and Exchanges.

(a) This Note is being issued by the Issuer to the Holder pursuant to the terms and conditions of the Securities Purchase Agreement.

(b)  The Issuer may prepay any portion of the Note without the prior written consent of the Holder; provided, however, that the Issuer shall give ten (10) days prior written notice to the Holder of its intention to prepay the Note and the Holder shall have the option to convert the Note prior to any such prepayment by the Issuer.

(c) This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration of transfer or exchange.

Section 4. Conversion.

(a) Voluntary Conversion. At any time after the Original Advance Date until this Note is no longer outstanding, the then outstanding principal amount of this Note and accrued and unpaid interest amount of this Note shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time.  The Holder shall effect conversions by delivering to the Issuer, the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion is to be effected (a “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Issuer unless the entire principal amount of this Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion.  The Holder and the Issuer shall maintain records showing the principal and interest amount converted and the date of such conversions in substantially the form of the attached Schedule 1. The Issuer shall deliver any objection to any Notice of Conversion within one Business Day of receipt of such notice.

(b) Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to seventy cents (US$0.70) per share of Common Stock, which conversion price shall be subject to adjustment as provided herein (the “Conversion Price”).

(c) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal and accrued and unpaid interest amount of this Note to be converted by (y) the Conversion Price then in effect.

(ii) Delivery of Certificate Upon Conversion. Not later than three Trading Days after any Conversion Date, the Issuer will deliver or cause to be delivered to the Holder a certificate or certificates representing the Conversion Shares representing the number of shares of Common Stock being acquired upon the conversion of this Note, and any such certificate or certificates shall be in form and substance reasonably satisfactory to the Holder. The Issuer shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by Issuer under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(iii) Failure to Deliver Certificates.  If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Issuer at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Issuer shall immediately return the certificates representing the principal amount of this Note tendered for conversion.

(iv) Obligation Absolute; Partial Liquidated Damages.  If the Issuer fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, the Issuer shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each US$1,000 of principal amount being converted, US$10.00 per Trading Day (increasing to US$20.00 per Trading Day after five Trading Days after such damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered.  The obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Issuer any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Issuer to the Holder in connection with the issuance of such Conversion Shares; provided, however, such delivery shall not operate as a waiver by the Issuer of any such action the Issuer may have against the Holder.  Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 herein for the Issuer’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Issuer fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, and if after such third Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares that the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Issuer shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the Note at the time of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Issuer timely complied with its delivery requirements under Section 4(d)(ii).  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Issuer shall be required to pay the Holder $1,000.  The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In.  Notwithstanding anything contained herein to the contrary, if a Holder requires the Issuer to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Issuer timely pays in full such payment, the Issuer shall not be required to pay such Holder liquidated damages under Section 4(d)(iv) in respect of the certificates resulting in such Buy-In.

(vi) Reservation of Shares Issuable Upon Conversion. The Issuer covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other contingent purchase rights of persons other than the Holder, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder.  The Issuer covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

(vii) Fractional Shares. Upon a conversion hereunder, the Issuer shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may, if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time.  If the Issuer elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(viii) Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Issuer shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Issuer shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

Section 5. Certain Adjustments.

(a) Stock Dividends and Stock Splits.  If the Issuer, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued pursuant to this Note), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of Common Stock any shares of capital stock of the Issuer, then in each case, the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales.  If the Issuer, at any time while this Note is outstanding, shall offer, sell, or grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder, then the Conversion Price shall be reduced to equal the Base Conversion Price.  In addition, if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive additional shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  The Issuer shall notify the Holder in writing, no later than three (3) Business Days following the issuance of any Common Stock or Common Stock Equivalents constituting a Dilutive Issuance subject to this Section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Issuer provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive the number of Conversion Shares based upon the Base Conversion Price, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

(c) Subsequent Rights Offerings.  If the Issuer, at any time while this Note is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders on an as-exercised basis) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then, unless adjustment is required pursuant to Section 3(b) above, the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Issuer in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(d) Pro Rata Distributions. If the Issuer, at any time while this Note is outstanding, shall distribute to all holders of Common Stock (and not to the holders of the Note) evidences of its indebtedness or assets (including cash and cash or stock dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 5(b) and 5(c)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case, the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(e) Fundamental Transaction. If, at any time while this Note is outstanding, (A) the Issuer effects any merger or consolidation of Issuer with or into another Person, (B) the Issuer effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Issuer or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Issuer effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Conversion Price shall be apportioned among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Issuer or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(f) Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g) Notice to the Holder.

(i) Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any of this Section 5, the Issuer shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder.  If (A) the Issuer shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Issuer shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Issuer shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Issuer shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Issuer is a party, any sale or transfer of all or substantially all of the assets of the Issuer of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Issuer shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuer; then, in each case, the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last addresses as it shall appear upon the stock books of the Issuer at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.  Subject to the provisions of this Note, the Holder is entitled to convert this Note during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

Section 6. Representations and Warranties.  To induce the Holder to enter into this Note and to make the loan or loans hereunder, the Issuer represents and warrants to the Holder (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the loan or loans contemplated hereby) as follows:

(a) Corporate Existence; Compliance with Law; Name History.  The Issuer is a corporation duly incorporated and organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.  The Issuer has all requisite power (corporate and otherwise) to own and operate its properties and to carry on its business as now being conducted, is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary and is in good standing in such jurisdictions, has all licenses and permits necessary to carry on and conduct its business in all states and localities wherein it now operates, and is in compliance with all other requirements of law, rule, or regulation applicable to it and to its business, except (in each case) where the failure to be so qualified, failure to have such licenses and permits, or failure to be in compliance with such laws, rules or regulations, could not be expected to have a Material Adverse Effect.  The Issuer does not have any Subsidiaries, except as listed on the attached Schedule 6(a).  The Issuer has not merged, changed its name, or done business under a fictitious name during the past five years.

(b) Corporate Power and Authorization to Execute Loan Documents; No Conflict; No Consent.

(i) The Issuer has the corporate power and authority and the legal right to execute and deliver the Loan Documents to be executed by it and to perform its obligations thereunder and has taken all corporate action necessary to authorize the execution, delivery, and performance of such Loan Documents and to authorize the transactions contemplated thereby.

(ii) The execution, delivery, and performance by the Issuer of the Loan Documents to be executed by it will not: (i) contravene, conflict with, result in the breach of, or constitute a violation of or default under  (x) the articles of incorporation or bylaws of the Issuer, (y) any applicable law, rule, regulation, judgment, order, writ, injunction, or decree of any court or governmental authority, or (z) any agreement or instrument to which the Issuer is a party or by which the Issuer or its property may be bound or affected; or (ii) result in the creation of any lien, charge, or encumbrance upon any property or assets of the Issuer pursuant to any of the foregoing, except the liens created by the Loan Documents.

(iii) No consent, license, or authorization of, or filing with, or notice to, any Person or entity (including, without limitation, any governmental authority), is necessary or required in connection with the execution, delivery, performance, validity, or enforceability of the Loan Documents and the transactions as contemplated thereunder, except for consents, licenses, authorizations, filings, and notices already obtained or performed or the failure to obtain or perform the same would not have a Material Adverse Effect.  Any such consents, licenses, authorizations, filings, or notices remain in full force and effect.

(c) Enforceable Obligations.  The Loan Documents to which the Issuer and the Subsidiaries are parties constitute legal, valid, and binding agreements of such parties, enforceable against them and any property described therein in accordance with their respective terms; except where enforceability may be limited by applicable bankruptcy laws.

(d) Financial Condition.

(i) The consolidated financial statements as of June 30, 2010, of the Issuer and its Subsidiaries, copies of which have been furnished to the Holder, are correct, complete, and fairly present the financial condition of the Issuer and its Subsidiaries as of the date of the financial statements and fairly present the results of the operations of the Issuer and its Subsidiaries for the period covered thereby.

(ii) The financial statements described above have been prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis maintained throughout the period involved.  There has been no material adverse change in the business, properties, or condition, financial or otherwise, of the Issuer or its Subsidiaries since the date of such financial statements.

(iii) Neither the Issuer nor any of its Subsidiaries have any material direct or contingent liabilities, liabilities for taxes, long-term leases, or unusual forward or long-term commitments as of the date of this Note which are not disclosed by, provided for, or reserved against in the SEC Reports, the foregoing financial statements or referred to in notes thereto, and at the date of this Note there are no material unrealized or anticipated losses from any unfavorable commitments of the Issuer or any of its Subsidiaries.

(e) No Litigation. There is no suit or proceeding at law or in equity or other proceeding or investigation (including proceedings by or before any court, arbitrator, governmental or administrative commission, board, bureau, or other administrative agency) pending, or to the best knowledge of the Issuer threatened, by or against or involving the Issuer or against any of its properties, existence, or revenues which, individually or in the aggregate, if adversely determined, is reasonably likely to have a Material Adverse Effect or, regardless of outcome, which questions the validity of the transactions contemplated by the Loan Documents, or, regardless of outcome, which would be required to be disclosed in notes to any balance sheet as of the date hereof of the Issuer prepared in reasonable detail in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

(f) Disclosure and No Untrue Statements. No representation or warranty made by the Issuer in the SEC Reports, or the Loan Documents (i) contains or will contain any misrepresentation or untrue statement of any material fact, or (ii) omits or will omit to state any material fact necessary to make the statements therein not misleading.  There is no fact (excluding information relating to world or national economic, social, or political conditions generally) known to the Issuer which has a Material Adverse Effect on the Issuer and its Subsidiaries, or has a Material Adverse Effect on the ability of the Issuer to perform its obligations under the Loan Documents, except as set forth or referred to in the Loan Documents, in the SEC Reports or otherwise disclosed to the Holder.  Neither this Note, nor any of the reports, financial statements, certificates or other information furnished by or on behalf of the Issuer to the Holder in connection with the negotiation of this Note or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading; provided that it is understood and agreed that, for purposes of this Section 6(f), any projections furnished hereunder are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Issuer's control, and that no assurance can be given that any particular projections will be realized, that actual results may differ, and such differences may be material.

(g) Title to Assets; Leases in Good Standing.

(i) The Issuer has good and marketable title in fee to such of its fixed assets as are real property and good and marketable title to its other properties and assets, including the properties and assets reflected in the financial statements and notes thereto described in Subsection 6(d) hereof, except for such assets as have been disposed of in the ordinary course of business, and all such properties and assets are free and clear of all Liens, except other than Permitted Liens.

(ii) The Issuer enjoys peaceful and undisturbed possession under all leases under which it is now operating, and all such leases are valid, subsisting, and in full force and effect and the Issuer is not in violation of any material term of any such lease.

(h) Payment of Taxes.  The Issuer has filed or caused to be filed all federal, state, and local tax returns which are required to be filed by it and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, other than taxes being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles, and no controversy in respect of additional taxes of the Issuer is pending, or, to the knowledge of the Issuer, threatened.  Without limiting the generality of the foregoing, the Issuer has paid when due all employee withholding, FICA, and other tax payments required by Federal, state, and local governments, with respect to wages paid to employees.

(i) Restrictions; No Default; No Violations; Consents.

(i) The Issuer is not a party to, nor is bound by, any agreement, contract, or instrument or subject to any charter or other corporate restriction or law or regulation which has resulted in or will result in a Material Adverse Effect.

(ii) The Issuer is in compliance with and is not in default in, and to the Issuer’s knowledge, no third party is in default in the performance, observance, or fulfillment of any obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, in each case except to the extent that any such default could not reasonably be expected to have a Material Adverse Effect.

(iii) The Issuer is in compliance with all statutes, laws, and ordinances, and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(iv) The Issuer has obtained all consents, approvals, or authorizations of, made all declarations or filings with, and given all notices to, all federal, state, or local governmental or public authorities or agencies which are necessary for the continued conduct by such Person of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings, and notices which, if not obtained, neither individually nor in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(j) Solvency.  On and after the consummation of the transactions contemplated herein and assuming that all principal advances hereunder are made, the Issuer will be Solvent.

(k) Labor Matters.  There are no strikes or other labor disputes against the Issuer that are pending, or to the Issuer’s knowledge, threatened.  Hours worked by and payment made to employees of the Issuer have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.  All material payments due from the Issuer on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Issuer.  Except to the extent any of the following would not reasonably be expected to have a Material Adverse Effect there are no representation proceedings pending, or to the Issuer’s knowledge, threatened with the National Labor Relations Board, and no other organization or group of employees of the Issuer has made a pending demand for recognition, and, there are no complaints or charges against the Issuer pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Issuer of any individual.

(l) Racketeer Influenced and Corrupt Organization(s) Act. The Issuer has never been and is not now engaged, and will not engage, directly or indirectly, in any pattern of "racketeering activity" or in any "collection of any unlawful debt," as each of the quoted terms or phrases is defined or used by the Racketeer Influenced and Corrupt Organization(s) Act of either the United States or the State of Florida, Title 18, United States Code, Section 1961 et seq.; Chapter 895, Florida Statutes, respectively, as each act now exists or is hereafter amended (the "RICO Lien Acts").  None of the Issuer's real property, none of the Issuer's interest or interests of any kind, including any beneficial interest or interests, mortgages, and leases, in or on real property and none of the Issuer's personal property, including money, has ever been, is now, or is in any way reasonably anticipated by the Issuer to become, subject to any lien, notice, civil investigative demand, action, suit, or other proceeding pursuant to the RICO Lien Acts.

(m) Improper Financial Transactions; Patriot Act. The Issuer represents and warrants that it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that it is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.

Section 7. Negative Covenants.  So long as any portion of this Note is outstanding, without the prior written consent of the Holder, the Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(a) create, incur, assume, or permit to exist any indebtedness for borrowed money, except for Permitted Indebtedness;

(b) create, incur, assume, or suffer or permit to exist any Lien upon or with respect to any of its assets, or assign or otherwise convey any right to receive income, except for Permitted Liens;

(c) guarantee, assume, endorse, become a surety or accommodation party for, or otherwise in any way extend credit or become responsible for or remain liable or contingently liable in connection with any indebtedness or other obligations of any other Person or entity except (a) guaranties and endorsements made in connection with the deposit of negotiable instruments and other items for collection or credit in the ordinary course of business, and (b) guarantees of Permitted Indebtedness;

(d) (i) enter into any transaction of merger or consolidation transaction in which the Issuer is not the surviving entity; (ii) transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets; (iii) transfer, sell, assign, discount, lease, or otherwise dispose of any of its notes or other instruments, accounts receivable, or contract rights with or without recourse, except for collection in the ordinary course of business; (iv) transfer, sell, assign, discount, lease, or otherwise dispose of any properties or assets necessary or desirable for the proper conduct of its business; (v) change the scope or nature of its business; (vi) enter into any arrangement, directly or indirectly, with any Person whereby the Issuer shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property which the Issuer intends to use for substantially the same purpose or purposes as the property being sold or transferred; (vii) create, invest in, acquire assets or stock of, transfer any assets to, or, except as presently conducted, do business through, any Subsidiary; (viii) wind up, liquidate, or dissolve itself or its business except as permitted by clauses (i) and (ii) above; (ix) otherwise enter into or consummate any Fundamental Transaction; or (ix) agree to any of the foregoing;

(e) declare, allocate or pay any dividends (other than dividends payable solely in Common Stock) on any shares of stock of any class of the Issuer, now or hereafter outstanding, or purchase, redeem, or otherwise acquire or retire any shares of stock of any class of the Issuer or apply or set apart any of its assets therefor or make any other distribution (by redemption of capital or otherwise) in respect of any such shares, or agree to do any of the foregoing;

(f) make or have outstanding a loan or advance to or an investment in, or transfer assets to, or acquire all or a substantial part of the assets or properties of, or own or acquire stock of or other equity interest in, any Person except: (a) the potential acquisition of “Project M” (the terms of which have been previously identified to Holder); provided such acquisition does not violate any other provisions contained in this Note or any of the other Loan Documents; (b) stock or other securities or equity interests received in settlement or replacement in bankruptcy of a debt that was created in the ordinary course of business; (c) advances in the ordinary course of business to its officers and employees for business purposes; (d) readily marketable securities issued by the United States of America; and (e) ownership of the Subsidiaries;

(g) permit any part of the proceeds of the loan or loans made pursuant to this Note to be used to purchase or carry or to reduce or retire any loan incurred to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock, or to be used for any other purpose which violates, or which would be inconsistent with, the provisions of Regulation U or other applicable regulation.  The Issuer covenants that it is not engaged and will not become engaged as one of its principal or important activities in extending credit for the purpose of purchasing or carrying such margin stock.  If requested by the Holder, the Issuer will furnish to the Holder in connection with any loan or loans hereunder, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said regulation.  In addition, the Issuer covenants that no part of the proceeds of the loan or loans hereunder will be used for the purchase of commodity future contracts (or margins therefor for short sales) for any commodity not required for the normal raw material inventory of the Issuer;

(h) terminate or modify any provision or any agreement, contract, instrument or other document to which it is a party, where the termination or modification could reasonably be expected to have a Material Adverse Effect;

(i) purchase, acquire, or lease any property or services from, or sell, provide, or lease any property or services to, or otherwise deal with, in the ordinary course of business or otherwise, (i) any stockholder or (ii) any business entity, corporation, partnership, or association in which a stockholder owns a controlling interest, except upon terms and conditions not less favorable to the Issuer than if no such relationship existed;

(j) lend or advance or permit to be outstanding any loans or advances of money, credit, or property to officers, directors, stockholders, employees, agents, or consultants of the Issuer (other than travel advances in the ordinary course of business);

(k) without limiting the other covenants hereunder, create or acquire a new Subsidiary other than Subsidiaries that have executed and delivered a Guaranty to the Holder; or

(l) amend in any respect its governing documents (certificate of incorporation, bylaws, limited partnership certificate, partnership agreement, articles of organization, operating agreement or the like) from that in existence on the date of this Note, or change its accounting methods or practices, its depreciation or amortization policy or rates, or its fiscal year end from that in existence on the date of this Note.

Section 8. Events of Default.

8.1 The occurrence or continuation of each of the following events shall constitute an “Event of Default” hereunder.

(a) The Issuer fails to make payment of any principal, interest, or other amount due on any indebtedness owed the Holder under the Loan Documents, or fails to make any other payment to the Holder as contemplated thereunder either by the terms hereof or otherwise.

(b) Any representation or warranty made or deemed made by the Issuer or any other Person herein or in any writing furnished in connection with or pursuant to the Loan Documents, or any report, certificate, financial statement, or other information provided by the Issuer or any other Person to the Holder in connection with or pursuant to the Loan Documents, shall be false or misleading in any material respect (without duplication of any materiality qualification therein) on the date when made or when deemed made.

(c) The Issuer or any Guarantor shall fail to observe or perform any covenant or agreement contained in any of the Loan Documents, and such default (if capable of cure) shall not be remedied to the reasonable satisfaction of the Holder within five (5) days of notice of such default.

(d) A default or event of default occurs under any other Loan Document, and such default or event of default continues beyond the expiration of any applicable grace or cure period established therein.

(e) A default or event of default occurs under any present or future indebtedness of the Issuer or any Guarantor to the Holder not evidenced by the Loan Documents or a default or event of default occurs under any guaranty or security document executed by any Person in connection therewith, and any such default or event of default continues beyond the expiration of any applicable grace or cure period.  An Event of Default hereunder shall constitute a default under any such indebtedness, guaranty, or security document.

(f) The Issuer fails to make payment on any contract obligation or of principal or interest on any Permitted Indebtedness or any indebtedness other than that created under the Loan Documents or otherwise owed to the Holder, if such failure continues beyond the expiration of any applicable grace or cure period, or the Issuer fails to fully and promptly perform any other material obligation, agreement, term, or condition contained in any agreement under which any such indebtedness is created or there is otherwise a default or event of default thereunder, if such failure, default, or event of default continues beyond the expiration of any applicable grace or cure period, including without limitation, default under any document relating to the Permitted Liens or Permitted Indebtedness.

(g) The Issuer fails to fully and promptly perform when due any agreement, covenant, term, or condition binding on it contained in any material lease, contract, or other agreement to which it is a party or in respect of which it is obligated (including any agreement with Raytheon Aircraft Credit Corporation), other than the Loan Documents and other than those containing monetary obligations (as described in Subsections (e) and (f) above), or there is otherwise a default or event of default thereunder, and such failure, default, or event of default continues beyond the expiration of any applicable grace or cure period.

(h) Any default or event of default (after giving effect to any grace period) shall have occurred under the Intercreditor Agreement or the validity or enforceability of the Intercreditor Agreement is disaffirmed in writing by or on behalf of any subordinated lender party thereto, or all or any part of the Permitted Indebtedness is accelerated, is declared to be due and payable is required to be prepaid or redeemed, in each case prior to the stated maturity thereof.

(i) The Issuer liquidates, dissolves, dies, or becomes incompetent, the business of the Issuer is suspended; the Issuer files or commences a voluntary petition, case, proceeding, or other action seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors, or the Issuer takes any other action indicating its consent to, approval of, or acquiescence in, any such petition, case, proceeding, or other action seeking to have an order for relief entered with respect to it or its debts; the Issuer applies for, or consents to or acquiescence in, the appointment of a receiver, trustee, custodian, or other similar official for the Issuer or for all or a substantial part of its property; the Issuer makes an assignment for the benefit of creditors; the Issuer is unable to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, or the Issuer takes any action with regarding to its property in order to hinder, delay, or defraud creditors.

(j) An involuntary petition, case, proceeding, or other action is commenced against the Issuer under the United States Bankruptcy Code or seeking reorganization, arrangement, readjustment of its debts, or any other relief under any existing or future law of any jurisdiction, domestic or foreign, state or federal, relating to bankruptcy, insolvency, reorganization, or relief of debtors; a receiver, trustee, custodian, or other similar official is involuntarily appointed for the Issuer or for all or a substantial part of the Issuer's property or assets; or any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or a substantial part of the Issuer's assets or property results in the entry of an order for such relief; and any of the foregoing continues for thirty (30) days without being vacated, discharged, stayed, bonded, or dismissed.

(k) One or more judgments, writs, or decrees is entered against the Issuer for the payment of damages or money in an amount in excess of $50,000, if the same is not discharged or if a writ of execution or similar process is issued with respect thereto and is not stayed within the time allowed by law for filing notice of appeal of the final judgment.

(l) David F. Hackett and Thomas A. McFall shall no longer be active in the day-to-day management of the Issuer or a change in the ownership or management of the Issuer shall occur without the prior written consent of the Holder (which consent may be withheld by the Holder in its sole discretion).

(m) Any act or omission (formal or informal) of the Issuer or its officers, directors, or shareholders leading to, or resulting in, the termination, invalidation (partial or total), revocation, suspension, interruption, or unenforceability of its corporate existence, rights, licenses, franchises, or permits, or the transfer or disposition (whether by sale, lease, or otherwise) to any Person of all or a substantial part of its property.

(n) For any reason after the execution and delivery thereof, any Loan Document ceases, in whole or in part, to be the effective, legal, valid, binding, and enforceable agreement of the Person party thereto (except in accordance with its terms).  Any Person to contest in any manner the effectiveness, validity, legally binding nature, or enforceability of any of the Loan Documents to which it is a party.  Any Loan Document or other document delivered pursuant hereto that creates, or was intended to create, a security interest, mortgage, or other lien to secure indebtedness created hereunder ceases to be in full force and effect, or the liens intended to be created thereby cease to be or are not valid and perfected first liens subject to no other liens except as expressly permitted herein.  The party executing such document contests the validity or enforceability thereof or the lien created thereby.  A security interest, mortgage, or lien is granted in the collateral (except in favor of the Holder), or any collateral covered thereby is transferred to another Person without the prior written consent of the Holder, which may be withheld in its sole discretion.

(o) The Issuer is no longer Solvent and such insolvency results in a Material Adverse Effect.

(p) Within 90 days following the date of the Initial Note, the Issuer shall fail to establish a new restricted bank account under the Security Agreement and Collateral Assignment of Contract in form and content reasonably satisfactory to the Holder with a recognized lending institution replacement to SunTrust Bank.

(q) For any reason after the execution and delivery thereof, any document that gives rise to or was intended to give rise to a guaranty of the indebtedness created hereunder ceases to be in full force and effect, or the party executing such document contests the validity or enforceability of its Guaranty or denies that it has further liability with respect to any portion thereof, including without limitation with respect to future loans.

(r) Any of the matters described above in this Section 8 occurs with respect to any Guarantor, its business, or its assets.

Within two Business Days after the occurrence of any Event of Default, the Issuer shall deliver written notice thereof via facsimile and overnight courier to the Holder.

8.2  Declaration of Event of Default; Remedies.  If any Event of Default occurs or shall be continuing, the Holder may declare such Event of Default and may elect that the full principal amount of this Note, together with accrued interest and other amounts owing in respect thereof shall become immediately due and payable in cash.  Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  The Holder need not provide, and the Issuer hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and under any Loan Document and all other remedies available to it under applicable law. No rescission or annulment of any Event of Default by the Holder shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Warrant.  The Issuer shall, simultaneous with the execution of this Note, execute and deliver to Holder a common stock purchase warrant in the form attached hereto as Exhibit A (the “Warrant”) for 500,000 shares (the “Warrant Shares”).

Section 10. Security Interest and Guaranties.  This Note is secured by the Security Agreement dated as of August 31, 2010, between the Issuer and the Holder (together with all amendments and supplements thereto, the “Security Agreement”) and by the related financing statements and certain other instruments as provided in the Security Agreement.  This Note is Reference is hereby made to the Security Agreement for a description of the collateral thereby pledged and assigned, the nature and extent of the security for this Note, and the rights of the Holder, in respect of such security and otherwise.  This Note is guaranteed by the Guarantors pursuant to a Continuing and Unconditional Guaranty from each Guarantor dated as of August 31, 2010 (each, a “Guaranty”).

Section 11. Registration Rights.

(a) Resale Registration.  On the sooner of (i) the Filing Date (as defined in the Initial Note) under the Initial Note or (ii) ninety (90) days from the Original Advance Date (the “Filing Date”), the Issuer shall prepare and file with the Securities and Exchange Commission (the “Commission”) a “resale” Registration Statement providing for the resale of all Registrable Securities by means of an offering to be made on a continuous basis pursuant to Rule 415.  The Registration Statement shall be on Form S-3 (except if the Issuer is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder).  The Issuer shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the Effectiveness Date (as defined below), and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all Registrable Securities covered by such Registration Statement have been sold or (y) the date on which the Registrable Securities may be sold without any restriction pursuant to Rule 144 as determined by the counsel to the Issuer pursuant to a written opinion letter, addressed to the Issuer's transfer agent to such effect (the “Effectiveness Period”).  The Issuer shall request that the effective time of the Registration Statement be 4:00 p.m. Eastern Time on the Effectiveness Date.  If at any time and for any reason, an additional Registration Statement is required to be filed because at such time the actual number of Registrable Securities exceeds the number of Registrable Securities remaining under the Registration Statement, the Issuer shall have twenty (20) Business Days to file such additional Registration Statement, and the Issuer shall use its best efforts to cause such additional Registration Statement to be declared effective by the Commission as soon as possible, but in no event later than sixty (60) days after such filing.  For purposes of this Section 11, “Effectiveness Date” means with respect to each subsequent Registration Statement filed pursuant hereto, the earlier of (A) the sixtieth (60th) day following the filing date of such Registration Statement (or in the event such Registration Statement receives a “full review” by the Commission, the ninetieth (90th) day following such filing date) or (B) the date which is within five (5) Business Days after the date on which the Commission informs the Issuer (i) that the Commission will not review such Registration Statement or (ii) that the Issuer may request the acceleration of the effectiveness of such Registration Statement; provided that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day. For purposes herein, “Registrable Securities” means the Conversion Shares and the Warrant Shares and any other shares of common stock issuable pursuant to the exercise of the Warrants (without regard to any limitation on such exercise), and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares or the Warrant Shares.

(b) Registration Procedures.  In connection with the Issuer's registration obligations hereunder, the Issuer shall:

(i) Prepare and file with the Commission, on or prior to the Filing Date, a Registration Statement on Form S-3 (or if the Issuer is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder) in accordance with applicable law, and cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus (as defined below) or any amendment or supplement thereto, the Issuer shall (i) furnish to the Holder copies of all such documents proposed to be filed, which documents will be subject to the review of such Holder, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary to conduct a reasonable review of such documents.  The Issuer shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holder shall reasonably object in writing within three (3) Business Days of their receipt thereof.  “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

(ii) (a) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements as necessary in order to register for resale under the Securities Act all of the Registrable Securities; (b) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (c) respond as promptly as possible, but in no event later than twenty (20) Business Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; (d) file the final prospectus pursuant to Rule 424 of the Securities Act no later than two (2) Business Days following the date the Registration Statement is declared effective by the Commission; and (e) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(iii) Notify the Holder of Registrable Securities as promptly as possible (and, in the case of (a)(i) below, not less than three (3) Business Days prior to such filing, and in the case of (c) below, on the same day of receipt by the Issuer of such notice from the Commission) and (if requested by any such Person) confirm such notice in writing no later than one (1) Business Day following the day:  (a)(i) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (ii) when the Commission notifies the Issuer whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (iii) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (b) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation or threatening of any Proceedings for that purpose; (d) if at any time any of the representations and warranties of the Issuer contained in any agreement contemplated hereby ceases to be true and correct in all material respects; (e) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (f) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, as promptly as possible, (a) any order suspending the effectiveness of the Registration Statement or (b) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

(v) If requested by the Holders of the Registrable Securities, (a) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Issuer reasonably agrees should be included therein and (b) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(vi) If requested by any Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(vii) Promptly deliver to the Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and, the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(viii) Prior to any public offering of Registrable Securities, use its best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Issuer shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Issuer to any material tax in any such jurisdiction where it is not then so subject.

(ix) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates, to the extent permitted by applicable federal and state securities laws, shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Holder may request in connection with any sale of Registrable Securities.

(x) Upon the occurrence of any event contemplated by Section 11(b)(iii)(f), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xi) Use its best efforts to cause all Registrable Securities relating to the Registration Statement, to continued to be quoted or listed on a  securities exchange, quotation system or market, if any, on which similar securities issued by the Issuer are then listed or traded.

(xii) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders all documents filed or required to be filed with the Commission, including, but not limited, to, earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Issuer after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

(xiii) The Issuer may require each selling Holder to furnish to the Issuer information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, Prospectus, or any amendment or supplement thereto, and the Issuer may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

(xiv) If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuer, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

(c) Registration Fees.  All fees and expenses incident to the performance of or compliance with this Note by the Issuer shall be borne by the Issuer whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement.  The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any  securities exchange or market on which Registrable Securities are required hereunder to be listed, if any (B) with respect to filing fees required to be paid to the Financial Industry Regulatory Authority, Inc. (including, without limitation, pursuant to FINRA Rule 5110) and (C) in compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the Holders of a majority of Registrable Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Issuer so desires such insurance, and (v) fees and expenses of all other Persons retained by the Issuer in connection with the consummation of the transactions contemplated by this Note, including, without limitation, the Issuer's independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters).  In addition, the Issuer shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Note (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange if required hereunder.  The Issuer shall not be responsible for any discounts, commissions, transfer taxes or other similar fees incurred by the Holders in connection with the sale of the Registrable Securities.

(d) Failure to File Registration Statement and Other Events.  The Issuer agrees that the Holder will suffer damages if the Registration Statement is not filed on or prior to the Filing Date and not declared effective by the Commission on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period or if certain other events occur.  The Issuer and the Holder further agree that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, if (A) the Registration Statement is not filed on or prior to the Filing Date, or (B) the Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date, or (C) the Issuer fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within three (3) Business Days of the date that the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (D) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission in accordance with Section 11(a) hereof, or (E) trading in the Common Stock shall be suspended or if the Common Stock is no longer quoted on or is delisted from the NYSE Amex (or other principal exchange on which the Common Stock is traded) for any reason for more than three (3) Business Days in the aggregate (any such failure or breach being referred to as an “Event,” and for purposes of clauses (A) and (B) the date on which such Event occurs, or for purposes of clauses (C) and (E) the date on which such three (3) Business Day period is exceeded, or for purposes of clause (D) after more than fifteen (15) Business Days, being referred to as “Event Date”), the Issuer shall pay an amount in cash as liquidated damages to the Holder equal to one and a half percent (1.5%) of the amount of this Note for each calendar month or portion thereof thereafter from the Event Date until the applicable Event is cured; provided, however, that in no event shall the amount of liquidated damages payable at any time and from time to time to any Holder pursuant to this Section 11(d) exceed an aggregate of twenty percent (20%) of the amount of this Note.  Liquidated damages payable by the Issuer pursuant to this Section 11(d) shall be payable on the Event Date and the first (1st) Business Day of each thirty (30) day period following the Event Date.  Notwithstanding the foregoing, if the only reason for the failure by the Issuer to file the Registration Statement by the Filing Date or to cause the Registration Statement to be declared effective by the Effectiveness Date is due to the pendency of a material acquisition or other Fundamental Transaction approved in advance by the Holder, the provisions of this Section 11(d) shall not be applicable.

(e) Indemnification.  The Issuer will indemnify Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 11, and each underwriter, if any, its officers, directors and partners and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or amendment or supplement thereto, or other document (including any related registration statement, notification amendment or the like) incident to any  such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Issuer of the Securities Act or any rule or regulation thereunder applicable to the Issuer and relating to action or inaction required of the Issuer in connection with any such registration, qualification or compliance, and will reimburse Holder, each such underwriter, its officers, directors and partners and each person who controls any such underwriter, for any legal and any other expense reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Issuer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Issuer by Holder or underwriter and stated to be specifically for use in any of the foregoing documents.

Section 12. Expenses.  Simultaneous with its receipt of the third US$500,000 installment payable on September 24, 2010, the Issuer shall pay US$50,000 to the Holder in order to reimburse the Holder for its reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of the Loan Documents, and expenses incurred in connection with the Holder’s due diligence review of the Issuer and all related matters.

Section 13. Miscellaneous.

(a) Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Issuer, at the address set forth above, facsimile number 954-985-5244, Attention: Chief Executive Officer, or such other address or facsimile number as the Issuer may specify for such purposes by notice to the Holder delivered in accordance with this Section; and all notices or other communications or deliveries to be provided hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Issuer, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Issuer.

(c) Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Issuer shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Issuer.

(d) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the Palm Beach County, Florida (the “Florida Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Florida Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Florida Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver.  Any waiver by the Issuer or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of any party to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

(f) Severability.  If any provision of this Note is found to be invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.

(g) Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h) Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(i) Assumption.  Any successor to the Issuer or surviving entity in a Fundamental Transaction shall, if this Note remains outstanding after such Fundamental Transaction, (i) assume in writing all of the obligations of the Issuer under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) prior to such Fundamental Transaction and (ii) to issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Note held by the Holder and having similar ranking to this Note, and satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 13(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

(j) Amendment.  The Note shall not be amended without the express written consent of the Issuer and the Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

GULFSTREAM INTERNATIONAL GROUP, INC.

By:
Name: David F. Hackett
Title: President

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under and pursuant to the terms of the Secured Convertible Promissory Note of Gulfstream International Group, Inc., a Delaware corporation (the “Issuer”), into shares of common stock, par value US$0.01 per share of the Issuer (the “Common Stock”), according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion:

Amount of Note to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

Schedule 1

CONVERSION SCHEDULE

The Secured Convertible Promissory Note, in the aggregate principal amount of US$1,500,000 issued by Gulfstream International Group, Inc.

This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Advance Date)	Amount of Conversion	Aggregate Amount Remaining Subsequent to Conversion (or original Amount)	Issuer Attest

SCHEDULE 6(a)

Gulfstream International Airlines, Inc., a Florida corporation
Gulfstream Training Academy, Inc., a Florida corporation
Gulfstream Connection, Inc., a Florida corporation
GIA Holdings Corp., Inc., a Delaware corporation

SCHEDULE 1(b)(i)

Debenture dated September 19, 2008 for the original aggregate principal amount of $5.1 million issued to Shelter Island Opportunity Fund, LLC

Promissory Note dated February 26, 2010 in the original aggregate principal amount of $250,000 issued to Shelter Island Opportunity Fund, LLC

Promissory Notes dated February 26, 2010 in the original aggregate principal amount of $1 million issued to various investors.

Promissory Notes dated February 26, 2010 in the original aggregate principal amount of $50,000 issued to Taglich Brothers, Inc.

Promissory Notes dated October 7, 2009 in the original aggregate principal amount of $1.5 million issued to Gulfstream Funding II, LLC

SCHEDULE 1(b)(ii)

Lease Agreements, as amended from time to time, between Gulfstream International Airlines, Inc. and Raytheon Aircraft Credit Corporation dated August 7, 2003; as amended by that certain Agreement dated December 8, 2008 between Gulfstream International Airlines, Inc. and Raytheon Aircraft Credit Corporation, as amended by Lease Amendment and Forbearance Agreement dated May 13, 2010  between Gulfstream International Airlines, Inc. and Raytheon Aircraft Credit Corporation.

Form of Used Beechcraft 1900D Airliner Operating Lease Agreement between CSC Applied Technologies LLC and Gulfstream International Airlines, Inc. dated June 8, 2006, as amended from time to time.